CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT




We consent to use in this Registration Statement, Amendment 2 of Form S-1 of Fusion Telecommunications International, Inc. of our report dated April 23, 2004, except for paragraph 7 of Note 12 which is as of August 24, 2004, paragraph 2 of Note 13 as to which the date is December 22, 2004, except for paragraph 6 of Note 22 which is as of December 11, 2004, except for paragraphs 7, 8, and 9 of Note 22 which is as of November 1, 2004, except for paragraph 10 of Note 22 which is as of November 10, 2004, except for paragraphs 11, 12, 13 and 14 of Note 22 which is as of January 11, 2005, except for paragraph 15 which is as of July 14, 2004 relating to the consolidated financial statements of Fusion Telecommunications International Inc. and Subsidiaries as of December 31, 2003 and 2002 and for the years ended December 31, 2003, 2002 and 2001. We consent to the reference to our Firm under the caption "Experts" in the Prospectus.





/s/ Rothstein, Kass & Company, P.C.


Rothstein, Kass & Company, P.C.
Roseland, New Jersey
January 14, 2005